Exhibit 99.1

UBIQUITI NETWORKS REPORTS SECOND QUARTER FISCAL 2019 FINANCIAL RESULTS
~Record Revenues of $307.3 million~

New York, NY - February 8, 2019 - Ubiquiti Networks, Inc. (NASDAQ: UBNT) (“Ubiquiti" or the "Company”) today announced results for the second quarter fiscal 2019, ended December 31, 2018.
Second Quarter Fiscal 2019 Financial Highlights
•Revenues of $307.3 million, increasing 22.5% year-over-year
•GAAP diluted EPS of $1.09
•Non-GAAP diluted EPS of $1.33, increasing 75.0% year-over-year
Additional Highlights
•The Company repurchased and retired 356,576 shares of common stock for $34.7 million at an average price of $97.31 per share between November 8, 2018 and February 7, 2019.
•The Company has $178.2 million of availability remaining under the $200 million share repurchase program announced on November 9, 2018.
•The Company's Board of Directors declared a $0.25 per share cash dividend payable on February 25, 2019 to shareholders of record at the close of business on February 18, 2019.

Financial Highlights ($, in millions, except per share data)

Income statement highlights	F2Q19	F1Q19	F2Q18
Revenues	307.3	282.9	250.8
Service Provider Technology	113.2	105.0	119.9
Enterprise Technology	194.1	177.9	131.0
Gross profit	140.2	131.6	96.9
Gross Profit (%)	45.6%	46.5%	38.6%
Total Operating Expenses	48.6	32.0	30.8
Income from Operations	91.7	99.6	66.1
GAAP Net Income	77.8	85.7	(51.5)
GAAP EPS (diluted)	1.09	1.16	(0.66)
Non-GAAP Net Income	95.1	86.2	59.6
Non-GAAP EPS (diluted)	1.33	1.17	0.76

Ubiquiti Networks, Inc. Revenues by Product Type (In thousands) (Unaudited)
	Three Months Ended December 31,		Six Months Ended December 31,
	2018	2017	2018	2017
Service Provider Technology	$113,222	$119,852	$218,179	$239,767
Enterprise Technology	194,054	130,959	372,002	256,912
Total revenues	$307,276	$250,811	$590,181	$496,679

Ubiquiti Networks, Inc. Revenues by Geographical Area (In thousands) (Unaudited)
	Three Months Ended December 31,		Six Months Ended December 31,
	2018	2017	2018	2017
North America	$121,234	$94,957	$240,605	$191,127
South America	20,907	20,746	35,083	51,799
Europe, the Middle East and Africa	134,392	102,026	259,323	195,340
Asia Pacific	30,743	33,082	55,170	58,413
Total revenues	$307,276	$250,811	$590,181	$496,679

Income Statement Items
Gross Margins
During the second quarter fiscal 2019, GAAP gross profit was $140.2 million. GAAP gross margin of 45.6% increased versus the comparable prior year period GAAP gross margin of 38.6% and decreased versus the prior quarter GAAP gross margin of 46.5%. Second quarter fiscal 2018 GAAP gross margin included $18.6 million in provisions for obsolete inventory, vendor deposits and loss on purchase commitments. On a sequential basis, margins were negatively impacted by higher tariffs on products sold in the U.S.
We incur tariff costs on certain products imported into the U.S. from China and we expect our costs to increase if additional tariffs are imposed on such imports. We therefore anticipate near-term gross margins to range between 42% and 45%. However, we anticipate mitigating the effect of the tariffs in the long-term and therefore our long-term gross margins are expected to remain between 45% to 50%.

Research and Development
During the second quarter fiscal 2019, research and development (R&D) expenses were $20.0 million. This reflects a decrease versus the R&D expenses of $20.5 million in the comparable prior year period and an increase sequentially versus the prior quarter R&D expenses of $18.2 million.
Increased costs in second quarter fiscal 2019 versus the prior quarter were primarily driven by higher staffing levels. R&D expenses represented 6.5% of revenues in the second fiscal quarter 2019, which is in line with the Company's target model range of 6% to 8%.
Sales, General and Administrative
The Company’s selling, general and administrative (“SG&A”) expenses for the second quarter were $10.6 million versus the SG&A expenses of $10.4 million in the comparable prior year period and the prior quarter SG&A expenses of $13.8 million. The decrease in SG&A costs versus the prior quarter are primarily related to lower professional fees. SG&A expenses represented 3.4% of revenues in the second quarter fiscal 2019, which is in line with the Company’s target model range of 3% to 5%.

Litigation Settlement
On February 3, 2017, Synopsys, Inc. (“Synopsys”) filed a complaint against the Company, one of our subsidiaries and an employee in the United States District Court for the Northern District of California, alleging claims under the Digital Millennium Copyright Act. On January 17, 2019, the Company and Synopsys entered into a settlement pursuant to which the Company paid $18 million to Synopsys and agreed to a permanent injunction to prevent any unlicensed use of Synopsys’s software. As a result of the settlement, the litigation with Synopsys was dismissed. The settlement does not contain any admission of liability, wrongdoing, or responsibility by any of the parties.
Taxes
The GAAP effective tax rate was 12.0% for the second quarter fiscal 2019. For long-term planning purposes, we assume a target effective tax rate of 11% to 14%.
Net Income
During the second quarter fiscal 2019, GAAP net income was $77.8 million and GAAP income per diluted share was $1.09. Non-GAAP net income during the quarter was $95.1 million and non-GAAP income per diluted share was $1.33. Comparing the second quarter fiscal 2019 with second quarter fiscal 2018, the 59.6% increase in non-GAAP net income and 75% increase in non-GAAP diluted EPS was primarily driven by a 22.5% increase in revenues, lower inventory obsolescence charges, as well as a 7.4 million reduction in non-GAAP diluted share count.
Balance Sheet Items
Cash and Investments
Total cash and cash equivalents were $293.3 million as of December 31, 2018 compared with $666.7 million as of June 30, 2018. In addition, as of December 31, 2018, we held $145.8 million in available-for-sale securities. During the second quarter fiscal 2019, the Company repurchased 2,287,975 shares of common stock for $206.3 million at an average price of $90.17 per share.
DSOs
This quarter the Company experienced a decline in days sales outstanding in accounts receivable (“DSO”) to 52 days, compared with 54 days in the first quarter fiscal 2019. The Company expects DSO’s to fluctuate as the mix of the Company’s distributors evolves.
Inventory
Finished goods inventory at the end of the quarter increased by $155.0 million to $251.7 million on a year-over-year basis and increased $116.8 million from the prior quarter. Finished goods inventory increased versus the prior year and prior quarter primarily due to the timing of production delivery and expected growth in demand. We will continue to manage inventory levels to reduce lead times, secure supply and meet demand.
Cash Flow Statement Items
The Company’s net cash flow from operations for the six months ended December 31, 2018 was $144.6 million, compared with a net cash flow from operations of $165.7 million for the same period last year. The $21.1 million decrease in operating cash flow for the six months ended December 31, 2018 as compared with the same period last year was primarily driven by the net impact of increased inventory and the corresponding payables. For the six months ended December 31, 2018, the Company used $361.8 million of cash related to financing activities, which was driven by $313.1 million in stock repurchases, $36.1 million in cash dividend payments and $12.5 million in debt repayments.
Outlook
Based on recent business trends, the Company expects to achieve results within the guidance range previously provided for the full fiscal year ending June 30, 2019.
About Ubiquiti Networks
Ubiquiti Networks is focused on democratizing network technology on a global scale — aggregate shipments of nearly 85 million devices play a key role in creating networking infrastructure in over 200 countries and territories around the world.

Our professional networking products are powered by our UNMS and UniFi software platforms to provide high-capacity distributed Internet access and unified information technology management, respectively.
Ubiquiti and the U logo are trademarks or registered trademarks of Ubiquiti and/or its affiliates in the United States and other countries. For more information, please visit www.ubnt.com.
Investor Relations Contact
Laura Kiernan
SVP, Investor Relations
Ubiquiti Networks, Inc.
laura.kiernan@ubnt.com
Ph. 1-914-598-7733
Safe Harbor for Forward Looking Statements
Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “look”, "will", “anticipate”, “believe”, “estimate”, “expect”, "forecast", “consider” and “plan” and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding expectations for financial results for the full fiscal year 2019, and statements regarding expectations of the impact of tariffs, expected impact of taxes on our liquidity and results of operations, our cash position, expenses, DSOs, number of distributors and resellers, shipments, the introduction of new consumer products, Gross Margins, R&D, SG&A, tax rates, inventory turns, growth opportunities, demand and long term global environment for our products, new products, and financial performance estimates including revenues and GAAP diluted EPS for the Company's full fiscal year 2019, and any statements or assumptions underlying any of the foregoing.
Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not limited to, the impact of U.S. tariffs on results, fluctuations in our operating results; varying demand for our products due to the financial and operating condition of our distributors and their customers, and distributors' inventory management practices; political and economic conditions and volatility affecting the stability of business environments, economic growth, currency values, commodity prices and other factors that may influence the ultimate demand for our products in particular geographies or globally; impact of counterfeiting and our ability to contain such impact; our reliance on a limited number of distributors; inability of our contract manufacturers and suppliers to meet our demand; our dependence on Qualcomm Atheros for chipsets without a short-term alternative; as we move into new markets competition from certain of our current or potential competitors who may be more established in such markets; our ability to keep pace with technological and market developments; success and timing of new product introductions by us and the performance of our products generally; our ability to effectively manage the significant increase in our transactional sales volumes; we may become subject to warranty claims, product liability and product recalls; that a substantial majority of our sales are into countries outside the United States and we are subject to numerous U.S. export control and economic sanctions laws; costs related to responding to government inquiries related to regulatory compliance; our reliance on the Ubiquiti Community; our reliance on certain key members of our management team, including our founder and chief executive officer, Robert J. Pera; adverse tax-related matters such as tax audits, changes in our effective tax rate or new tax legislative proposals; whether the final determination of our income tax liability may be materially different from our income tax provisions; the impact of any intellectual property litigation and claims for indemnification; litigation related to U.S. Securities laws; and economic and political conditions in the United States and abroad. We discuss these risks in greater detail under the heading “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended June 30, 2018, and subsequent filings filed with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC's website at www.sec.gov. Copies may also be obtained by contacting the Ubiquiti Networks Investor Relations Department, by email at IR@ubnt.com or by visiting the Investor Relations section of the Ubiquiti Networks website, http://ir.ubnt.com.
Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management's beliefs and assumptions only as of the date made. Except as required by law, Ubiquiti Networks undertakes no obligation to update information contained herein. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

Ubiquiti Networks, Inc. Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) (In thousands, except per share data) (Unaudited)
	Three Months Ended December 31,		Six Months Ended December 31,
	2018	2017	2018	2017
Revenues	$307,276	$250,811	$590,181	$496,679
Cost of revenues	167,045	153,911	318,344	288,123
Gross profit	$140,231	$96,900	$271,837	$208,556
Operating expenses:
Research and development	19,977	20,468	38,199	37,396
Sales, general and administrative	10,597	10,352	24,363	18,017
Litigation settlement	18,000	—	18,000	—
Total operating expenses	48,574	30,820	80,562	55,413
Income from operations	91,657	66,080	191,275	153,143
Interest expense and other, net	(3,212)	(2,492)	(5,739)	(3,853)
Income before income taxes	88,445	63,588	185,536	149,290
Provisions for income taxes	10,649	115,047	22,037	125,824
Net income (loss)	$77,796	$(51,459)	$163,499	$23,466
Net income (loss) per share of common stock:
Basic	$1.09	$(0.66)	$2.26	$0.30
Diluted	$1.09	$(0.66)	$2.25	$0.29
Weighted average shares used in computing net income (loss) per share of common stock:
Basic	71,225	77,654	72,499	78,895
Diluted	71,406	77,654	72,686	80,494

Other comprehensive income (loss):
Unrealized (loss) on available-for-sale securities	(2)	—	(148)	—
Comprehensive income	$77,794	$(51,459)	$163,351	$23,466

Ubiquiti Networks, Inc. Reconciliation of GAAP Net Income to Non-GAAP Net Income (In thousands, except per share data) (Unaudited)
	Three Months Ended			Six Months Ended December 31,
	December 31, 2018	September 30, 2018	December 31, 2017	2018	2017
Net Income	$77,796	$85,703	$(51,459)	$163,499	$23,466
Stock-based compensation:
Cost of revenues	261	33	40	294	285
Research and development	497	467	370	964	826
Sales, general and administrative	21	275	370	296	581
Net Tax Benefits related to Equity Awards Exercises and Vesting	—	—	(194)	—	(769)
Tax Reform Transition Tax	2,765	—	110,708	2,765	112,798
Litigation settlement	18,000	—	—	18,000	—
Tax effect of Non-GAAP adjustments	(4,200)	(240)	(242)	(4,440)	(607)
Non-GAAP net income	$95,140	$86,238	$59,593	$181,378	$136,580
Non-GAAP diluted EPS	$1.33	$1.17	$0.76	$2.50	$1.71

Shares outstanding (Diluted)	71,406	73,963	79,235	72,686	80,494
Share adjustment (ASU 2016-09 Adoption)	—	—	(471)	—	(474)
Weighted-average shares used in Non-GAAP diluted EPS	71,406	73,963	78,764	72,686	80,020
Use of Non-GAAP Financial Information
To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are adjusted to exclude certain costs, expenses and gains such as stock-based compensation expense, net tax benefits related to equity awards exercises and vesting, unusual litigation settlements, Tax Reform Transition Tax and the tax effects of these non-GAAP adjustments.
Reconciliations of the adjustments to GAAP results for the periods presented are provided above. In addition, an explanation of the ways in which management uses non-GAAP financial information to evaluate its business, the substance behind management's decision to use this non-GAAP financial information, material limitations associated with the use of non-GAAP financial information, the manner in which management compensates for those limitations, and the substantive reasons management believes that this non-GAAP financial information provides useful information to investors is included under the paragraphs below.
A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis due to the high variability and low visibility with respect to the charges which are excluded from these non-GAAP measures. For example, share-based compensation expense is impacted by the Company’s future price at which the Company’s stock will trade in those future periods. The items that are being excluded are difficult to predict and a reconciliation could result in disclosure that would be imprecise or potentially misleading. Material changes to any one of these items could have a significant effect on our guidance and future GAAP results. Certain exclusions, such as share-based compensation expenses, are generally incurred each quarter, but the amounts have historically and may continue to vary significantly from quarter to quarter.
About our Non-GAAP Net Income and Non-GAAP Earnings per Diluted Share
We believe that the presentation of non-GAAP net income and non-GAAP earnings per diluted share provides important supplemental information regarding non-cash expenses, significant items that we believe are important to understanding our financial, and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our board of directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per diluted share when evaluating operating performance because it believes that the exclusion of the items described below, for which the amounts or timing may vary significantly depending upon the Company's activities and other factors, facilitates comparability of the Company's operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.
Use and Economic Substance of Non-GAAP Financial Measures used by Ubiquiti Networks
We compute non-GAAP net income and non-GAAP earnings per diluted share by adjusting GAAP net income and GAAP earnings per diluted share to remove the impact of certain adjustments and the tax effect of those adjustments. Items excluded from net income are:

•Stock-based compensation expense
•Net Tax Benefits related to Equity Awards Exercises and Vesting
•Litigation settlement
•Tax Reform Transition Tax
•Tax effect of non-GAAP adjustments, applying the principles of ASC 740

Usefulness of Non-GAAP Financial Information to Investors
These non-GAAP measures are not in accordance with, or an alternative to, GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results.
For more information on the non-GAAP adjustments, please see the table captioned “Reconciliation of GAAP Net Income to Non-GAAP Net Income” included in this press release.

Ubiquiti Networks, Inc. Condensed Consolidated Balance Sheets (In thousands, except share amounts) (Unaudited)
	December 31, 2018	June 30, 2018 (1)
Assets
Current assets:
Cash and cash equivalents	$293,334	$666,681
Investments — short-term	103,489	—
Accounts receivable, net	174,327	174,521
Inventories	255,778	102,220
Vendor deposits	24,753	39,029
Prepaid expenses and other current assets	14,236	18,901
Total current assets	865,917	1,001,352
Property and equipment, net	13,243	14,328
Deferred tax assets — long-term	3,106	3,106
Investments — long-term	42,296	—
Other long-term assets	11,750	3,791
Total assets	$936,312	$1,022,577
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$136,454	$14,098
Income taxes payable	6,524	5,780
Debt — short-term	24,425	24,425
Other current liabilities	64,694	68,613
Total current liabilities	232,097	112,916
Income taxes payable — long-term	122,344	127,719
Debt — long-term	448,154	460,352
Other long-term liabilities	8,381	5,842
Total liabilities	810,976	706,829
Stockholders’ equity:
Common Stock	71	74
Additional paid–in capital	—	393
Accumulated other comprehensive income (loss)	(148)	—
Retained earnings	125,413	315,281
Total stockholders’ equity	125,336	315,748
Total liabilities and stockholders’ equity	$936,312	$1,022,577
(1) Derived from audited consolidated financial statements as of and for the year ended June 30, 2018.

Ubiquiti Networks, Inc. Condensed Consolidated Cash Flows (In thousands) (Unaudited)
	Six Months Ended December 31,
	2018	2017
Cash Flows from Operating Activities:
Net income	$163,499	$23,466
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,550	3,286
Amortization of debt issuance costs	562	129
Premium amortization and (discount accretion), net	(356)	—
Provision for inventory obsolescence	936	3,151
Provision/(recovery) for loss on vendor deposits	(431)	16,187
Stock-based compensation	1,554	1,692
Deferred Taxes	—	2,253
Other, net	(142)	410
Changes in operating assets and liabilities:
Accounts receivable	258	(18,613)
Inventories	(154,470)	39,533
Vendor deposits	15,356	(11,153)
Prepaid income taxes	—	2,419
Prepaid expenses and other assets	4,361	(2,147)
Accounts payable	122,465	(36,888)
Income taxes payable	(4,631)	113,166
Deferred revenues	6,265	1,207
Accrued and other liabilities	(14,193)	27,568
Net cash provided by operating activities	144,583	165,666
Cash Flows from Investing Activities:
Purchase of property and equipment and other long-term assets	(5,610)	(6,195)
Private equity investment	(5,000)	—
Purchase of investments	(167,822)	—
Proceeds from sale of investments	7,598	—
Proceeds from maturities of investments	14,721	—
Net cash (used in) investing activities	(156,113)	(6,195)
Cash Flows from Financing Activities:
Proceeds from borrowing under the Amended Credit Facility- Revolver	—	218,500
Repayment against Credit Facility	(12,500)	(7,500)
Repurchases of common stock	(313,079)	(151,255)
Payment of common stock cash dividends	(36,139)	—
Proceeds from exercise of stock options	380	849
Tax withholdings related to net share settlements of restricted stock units	(479)	(487)
Net cash (used in) provided by financing activities	(361,817)	60,107
Net (decrease) increase in cash and cash equivalents	(373,347)	219,578
Cash and cash equivalents at beginning of period	666,681	604,198
Cash and cash equivalents at end of period	$293,334	$823,776
Supplemental Disclosure of Cash Flow Information:
Income taxes paid, net of refunds	$26,437	$7,850
Interest paid	$13,287	$4,843
Non-Cash Investing and Financing Activities:
Unpaid stock repurchases	$6,000	$—
Unpaid property and equipment and other long-term assets	$36	$288

Net unsettled investment purchases, sales and maturities	$74	$—